                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                J. BAKER, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                      JBI

                                 J. BAKER, INC.
                              555 Turnpike Street
                                Canton, MA 02021
                                 (781) 828-9300

                                                     February 5, 2001

To Our Stockholders:

    You are cordially invited to attend a Special Meeting of Stockholders of J. Baker, Inc. to be held at our corporate headquarters, 555 Turnpike Street, Canton, Massachusetts, on Monday February 26, 2001 at 9:30 a.m.

    The principal purpose of the Special Meeting of Stockholders is to consider a proposal to change the name of "J. Baker, Inc." to "Casual Male Corp." As you may know, the Company announced that, effective as of February 3, 2001, it has sold to Footstar Corporation substantially all of the assets of its JBI, Inc. and Morse Shoe, Inc. licensed footwear department businesses. The Company entered into this transaction in order to enable it to better focus its management and capital resources on growing its apparel businesses and to reduce debt. As a result, the Board of Directors believes that the name "Casual Male Corp." will more effectively emphasize the focus of the Company to customers, suppliers and stockholders. We also believe that the proposed new name will better align the Company with its most recognized retail chain-- Casual Male Big & Tall.

    It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, kindly sign, date and return the enclosed proxy card at your earliest convenience. Your vote is important, regardless of the number of shares you own.

    We look forward to considering this proposal with you at the Special
Meeting.

                                        Sincerely yours,

                                        Alan I. Weinstein
                                        President and Chief Executive Officer

                                 J. BAKER, INC.
                              555 Turnpike Street
                          Canton, Massachusetts 02021

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held on February 26 , 2001

To the Stockholders of J. BAKER, INC.

    Notice is hereby given that a Special Meeting of Stockholders of J. Baker, Inc. (the "Company") will be held at the offices of the Company, 555 Turnpike Street, Canton, Massachusetts on Monday, February 26, 2001, at 9:30 a.m., for the following purposes:

  1. To amend the Company's Restated Articles of Organization to change the name of the Company to "Casual Male Corp."; and

  2. To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on January 22, 2001 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

                                        By Order of the Board of Directors

                                        MICHAEL A. O'HARA
                                        Clerk

Canton, Massachusetts
February 5, 2001

                                   IMPORTANT

    IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS. ACCORDINGLY, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE MEETING.

                                 J. BAKER, INC.
                              555 Turnpike Street
                          Canton, Massachusetts 02021

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

                               February 26, 2001

General Information

    This proxy statement and the accompanying proxy card are being mailed to stockholders commencing on or about February 5, 2001. The accompanying proxy is solicited by the Board of Directors of J. Baker, Inc. (the "Company") for use at its Special Meeting of Stockholders to be held at the offices of the Company, 555 Turnpike Street, Canton, Massachusetts on February 26, 2001, at 9:30 a.m., and any adjournments or postponements thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and a limited number of employees may assist in the solicitation of proxies by mail, telephone and personal interview without additional compensation.

    When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. If a proxy is signed and no instructions are given, the shares will be voted "FOR" proposal number 1 as set forth in the preceding Notice of Special Meeting, and in the proxies' discretion as to other matters that may properly come before the meeting. The presence of a stockholder at the Special Meeting will not automatically revoke a stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter by filing with the Clerk of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

    The Board of Directors has fixed January 22, 2001 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. As of January 22, 2001, there were [14,068,798] shares of Common Stock, par value $.50 per share ("Common Stock"), of the Company issued and outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal presented to stockholders has been approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of January 22, 2001, with respect to the shares of Common Stock of the Company beneficially owned by
(i) any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each Director of the Company, (iii) the Chief Executive Officer of the Company and the four next most highly compensated executive officers of the Company for the fiscal year ended February 3, 2001 and (iv) the current Directors and executive officers as a group.

                                                   Amount and Nature
Name, and with respect to owners of 5% or more       of Beneficial    Percent
of Common Stock, $.50 par value, address             Ownership(1)     of Class
----------------------------------------------     -----------------  --------
FMR Corp..........................................    $2,197,223(2)     14.7%
82 Devonshire Street
Boston, MA 02109
Putnam Investments, Inc...........................     1,240,853(3)      8.7%
One Post Office Square
Boston, MA 02109
Wynnefield Partners Small Cap Value, LP...........     1,056,950(4)      7.5%
450 Seventh Avenue, Suite 509
New York, NY 10123
Dimensional Fund Advisors, Inc....................       949,172(5)      6.7%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
Schneider Capital Management Corporation..........       894,100(6)      6.3%
460 E. Swedesford Road, Suite 1080
Wayne, PA 19087
First Manhattan Co................................       849,537(7)      6.0%
437 Madison Avenue
New York, NY 10022
The TCW Group, Inc................................       729,300(8)      5.2%
865 South Figueroa Street
Los Angeles, CA 90017
Sherman N. Baker..................................       417,264(9)      2.9%
J. Christopher Clifford...........................        44,500(10)       *
Douglas J. Kahn...................................        26,500(11)       *
Harold Leppo......................................        36,400(12)       *
David Pulver......................................       113,693(13)       *
Theodore M. Ronick................................        13,000(14)       *
Melvin M. Rosenblatt..............................        48,600(15)       *
Nancy Ryan........................................        18,500(11)       *
Alan I. Weinstein.................................       298,437(16)     2.1%
Michael J. Fine...................................        70,350(17)       *
Stuart M. Glasser.................................       331,850(18)     2.3%
Thomas J. Konecki.................................         7,850(19)       *
Elizabeth C. White................................        14,300(20)       *
Directors and Executive Officers as a Group
  (13 persons)....................................     1,441,244(21)     9.8%

----------
  *  Less than 1%

 (1) Unless otherwise noted each person has sole voting and investment power with respect to such shares.
 (2) Information based solely on Schedule 13G of FMR Corp., Edward C. Johnson, III, Chairman of FMR Corp. and Abigail P. Johnson, a Director of FMR Corp., dated February 14, 2000. The beneficial owner has reported that it has sole voting power with respect to 134,724 shares and sole dispositive power with respect to 2,197,223 shares. According to such information, Mr. Johnson, Ms. Johnson and various Johnson family members, through their ownership of voting common stock of FMR Corp. and the execution of a shareholders' agreement, may be deemed to form a controlling group with respect to FMR Corp. The information indicates that Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 2,062,500 shares of the Company's Common Stock as a result of acting as investment advisor to several registered investment companies (the "Fidelity Funds"). Such shares include 824,799 shares of the Company's Common Stock issuable upon the conversion of the Company's convertible subordinated debentures. Each of Mr. Johnson and FMR Corp., through its control of Fidelity and the Fidelity Funds, have sole dispositive power over such 2,062,500 shares. Neither Mr. Johnson nor FMR Corp. has sole or shared voting power over such shares; as such power resides with the Boards of Trustees of the Fidelity Funds and is carried out by Fidelity under written guidelines established by the Boards of Trustees. In addition, the information indicates that one investment company, Fidelity Equity--Income Fund, is the beneficial owner of 824,799 shares of the Company's Common Stock. Such information further indicates that Fidelity Management Trust Company ("Fidelity Trust"), a bank and a wholly owned subsidiary of FMR Corp., is the beneficial owner of 134,724 shares of the Company's Common Stock as a result of its serving as investment manager of certain institutional accounts, of which 16,123 shares are issuable upon conversion of the Company's convertible subordinated debentures. Mr. Johnson and FMR Corp., through its control of Fidelity Trust, each has sole voting and sole dispositive power over all such shares.
 (3) Information provided by Putnam Investments, LLC on January 10, 2001 on behalf of itself and Marsh & McLennan Companies, Inc., Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. Includes 1,023,799 shares of Common Stock and 217,054 shares of Common Stock reserved for issuance in connection with $3,500,000 principal amount of 7% Convertible Subordinated Notes due 2002. The information provided indicates that Putnam Investments, LLC, through its investment advisory subsidiaries, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, has dispositive and voting power with respect to all such shares and notes.
 (4) Information based solely on Amendment No. 2 to Schedule 13D of Wynnefield Partners Small Cap Value, LP (the "Partnership"), on behalf of itself Wynnefield Partners Small Cap Value Offshore Fund, Ltd. (the "Fund") and Wynnefield Partners Small Cap Value, L.P. I (the "Partnership-I") dated November 29, 2000. Such information indicates that the Partnership has sole voting and dispositive power with respect to 387,800 shares, the Fund has sole voting and dispositive power with respect to 191,300 shares and the Partnership-I has sole voting and dispositive power with respect to 477,850 shares.

 (5) Information based solely on Schedule 13G of Dimensional Fund Advisors, Inc. dated February 4, 2000. The beneficial owner has reported it has sole voting and dispositive power with respect to all of such shares.
 (6) Information based solely on Schedule 13G of Schneider Capital Management Corporation, dated February 14, 2000. The beneficial owner has reported it has sole voting power with respect to 149,400 shares and sole dispositive power with respect to 894,100 shares.
 (7) Information based solely on Schedule 13G of First Manhattan Co. dated February 9, 2000. The beneficial owner has reported that 20,770 shares are owned by family members of general partners of First Manhattan Co. First Manhattan Co. disclaims dispositive power as to 14,100 of such shares and beneficial ownership as to 6,670 of such shares. The beneficial owner has reported it has sole voting and dispositive power with respect to 18,945 shares, shared voting power with respect to 783,906 shares and shared dispositive power with respect to 830,592 shares.
 (8) Information based solely on Schedule 13G of The TCW Group, Inc. and Robert Day dated January 20, 2000. Such Information indicates that The TCW Group, Inc. and Robert Day have shared voting and dispositive power with respect to all of such shares.
 (9)  Includes currently exercisable options with respect to 38,396 shares.
(10) Includes 2,000 shares held by a charitable trust of which Mr. Clifford is a trustee and as to which Mr. Clifford disclaims beneficial ownership and currently exercisable options with respect to 32,500 shares.
(11)  Includes currently exercisable options with respect to 17,500 shares.
(12)  Includes currently exercisable options with respect to 12,500 shares.
(13) Includes 67,193 shares and currently exercisable warrants to purchase 24,000 shares owned by Cornerstone Capital, Inc., a corporation of which Mr. Pulver is the sole stockholder. Includes currently exercisable options with respect to 22,500 shares.
(14) Includes 4,000 shares held by Mr. Ronick as trustee of a trust and currently exercisable options with respect to 7,500 shares.
(15) Includes 1,000 shares owned by Mr. Rosenblatt's wife as to which Mr. Rosenblatt disclaims beneficial ownership, currently exercisable options with respect to 35,000 shares and 3,100 shares underlying convertible subordinated debentures, 1,550 shares of which are owned by Mr. Rosenblatt's wife and as to which Mr. Rosenblatt disclaims beneficial ownership.
(16) Includes currently exercisable options with respect to 127,699 shares and 36,250 shares subject to options that are exercisable within sixty (60) days.
(17) Includes currently exercisable options with respect to 64,475 shares and 3,875 shares subject to options that are exercisable within sixty (60) days.
(18)  Includes currently exercisable options with respect to 228,850 shares.
(19)  Represents currently exercisable options.
(20) Includes currently exercisable options with respect to 8,700 shares and 4,200 shares subject to options that are exercisable within sixty (60) days.
(21) Includes currently exercisable options with respect to 605,720 shares, 59,575 shares subject to options that are exercisable within 60 days, 24,000 shares underlying currently exercisable warrants and 3,100 shares underlying convertible subordinated debentures.

                              (Proposal Number 1)

               AMENDMENT TO RESTATED ARTICLES OF ORGANIZATION TO
                 CHANGE THE COMPANY'S NAME TO CASUAL MALE CORP.

    The Board of Directors has deemed it advisable to change the name of the Company from "J. Baker, Inc." to "Casual Male Corp." and unanimously approved an amendment to Article I of the Company's Restated Articles of Organization to effect this name change.

Reasons for the Amendment

    For years, the name "J. Baker, Inc." has signified a company operating in several different retail niche markets, including the licensed footwear department business. Effective as of February 3, 2001, the Company sold to Footstar Corporation substantially all of the assets of its JBI, Inc. and Morse Shoe, Inc. licensed footwear department businesses. The Company entered into this transaction in order to enable it to better focus its management and capital resources on growing its apparel businesses and to reduce debt.

    In light of the divestiture of the licensed footwear department business and the Company's decision to focus on the growth of its apparel business, the Board of Directors believes the name "Casual Male Corp." will more effectively emphasize the focus of the Company to customers, suppliers and stockholders. In addition, the name "Casual Male Corp." will align the Company with its largest, most recognized retail chain--Casual Male Big & Tall. Finally, the name "Casual Male Corp." will provide a more simplified identity to the investment community.

    The proposed name change of the Company will not affect the rights of the stockholders and will not necessitate an exchange of outstanding stock certificates.

    The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required to approve the amendment. Accordingly, abstentions and broker non-votes will have the same effect as votes against the amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE RESTATED ARTICLES OF ORGANIZATION TO CHANGE THE COMPANY'S NAME.

                                 OTHER MATTERS

    The management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the meeting. It is intended, however, that the persons named as proxies will vote the proxies in regard to such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interest of the Company and its stockholders.

                             STOCKHOLDER PROPOSALS

    In accordance with the rules established by the SEC for a proposal of a stockholder to be included in the Board of Directors' proxy statement for the Company's 2001 Annual Meeting, the proposal must have been received at the principal executive offices of the Company on or before January 3, 2001. Such a proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement.

    In addition, the Company's By-Laws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Clerk of the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the anniversary date of the prior year's annual meeting or special meeting in lieu thereof (the "Anniversary Date"); provided, however, that in the event that the annual meeting is called for a date more than seven calendar days prior to the Anniversary Date, stockholders may, under certain circumstances set forth in the Company's By-Laws, have additional time to deliver their stockholder notice.

                                     PROXY

                                J. BAKER, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Alan I. Weinstein and Elizabeth C. White, and each of them individually, attorneys with full power of substitution in each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote all shares of the Common Stock of J. Baker, Inc. (the "Company") held of record by the undersigned on January 22, 2001 at the Special Meeting of Stockholders to be held February 26, 2001 and any adjournment or postponement thereof.

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| SEE REVERSE |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    | SEE REVERSE |
|    SIDE     |                                                  |     SIDE    |
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

[X] Please mark
    votes as in
    this example.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposal 1. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                                           FOR  AGAINST  ABSTAIN
1.  Proposal to amend the Company's Restated Articles of   [_]    [_]      [_]
    Organization to change the Company's name to Casual
    Male Corp.


                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

                               Please sign in the same form as name appears on this card. Fiduciaries and corporate officers should indicate their title.


Signature:               Date:             Signature:               Date:
          --------------      ------------           --------------      -------

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